                                                                    Exhibit 23.3


To the Board of Directors of MSI Holdings, Inc.


         We consent to the use of our name under the heading Legal Matters in the registration statement amendment number 1 on form S-3 for the above named company.



                                         Vial, Hamilton, Koch & Knox, L.L.P.


                                         /s/ Gary Woolfolk


Dallas, Texas
February 3, 2000